UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2006

Gateway, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-14500	42-1249184
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7565 Irvine Center Drive, Irvine, CA 92618

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: 949-471-7000

None

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry Into a Material Definitive Agreement

On June 28, 2006, Gateway, Inc. (“Gateway”), certain of its subsidiaries, and General Electric Capital Corporation (for itself as lender and as agent for the other lenders), entered into Amendment No. 2 to Credit Agreement (the “Amendment”), which amended the Credit Agreement, dated October 30, 2004 (the “Credit Agreement”), to increase the borrowing base available under the Credit Agreement. Gateway expects the amendment will increase its borrowing capacity under the Credit Agreement by approximately $50 million at current sales levels.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

Exhibit Number	Description

10.1	Amendment No. 2 to Credit Agreement, dated June 28, 2006, among Gateway, Inc, Gateway Professional LLC, Gateway Manufacturing LLC, Gateway US Retail, Inc., and General Electric Capital Corporation, as agent and lender.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 30, 2006

GATEWAY, INC.

By:	/s/ Michael R. Tyler
Michael R. Tyler
Senior Vice President & Chief Legal and Administrative Officer